Exhibit 99.1

DRAFT

FOR IMMEDIATE RELEASE

Contact: Lilly Donohue (212) 798-6118

Global Signal Announces Fourth Quarter and Year End Earnings Release and Conference Call and Accounting Change For Leases

Sarasota, Florida. February 17, 2005 – Global Signal Inc. (NYSE: GSL) today announced that it plans to release its fourth quarter and year end 2004 financial results on March 10, 2005 after the close of the market. The Company has scheduled a conference call to discuss results on March 11, 2005. Conference call details are set forth below.

Global Signal also announced that it will change its accounting practices with respect to certain types of ground leases underlying its towers. Many public companies, including several other tower companies, have recently announced their intention to modify their lease accounting. The staff of the Office of the Chief Accountant of the SEC issued a statement on February 7, 2005 clarifying certain issues related to lease accounting. In light of these recent developments, the Company is working with its independent auditors to review its accounting for leases and related long-lived assets and believes that changes are required with respect to certain of its towers on leased land.

The primary effect of these changes will be an increase in non-cash expenses related to rent expense and/or to accelerate depreciation. Depending on the materiality of the changes, the Company may have to make non-cash adjustments to its prior period financials. The Company expects to complete its review prior to the release of its 2004 financial results on March 10, 2005.

Any changes would be non-cash and relate to the period over which the Company accounts for certain expenses. Any changes will also not impact:

•	historical or future cash flow provided by operating activities;
•	compliance with any of the Company's borrowing facilities;
•	the timing or amount of payments under related ground leases, or
•	the economic value of the Company's tower assets.

Conference Call
In connection with the fourth quarter release, management will host an earnings conference call on Thursday, March 11, 2005 at 10:00 a.m. eastern time. A copy of the earnings release and quarterly financial supplement will be posted to the Investors section of the Global Signal Inc. website provided below. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (877) 616-4483 ten minutes prior to the scheduled start and referencing the Global Signal Fourth Quarter 2004 Earnings Call.

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A webcast of the conference call will be available to the public on a listen-only basis at www.gsignal.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for seven days following the call.

For those who are not available to listen to the live call, a replay will be available until 11:59 p.m. eastern time on March 18, 2005 by dialing (800) 642-1687; please reference access code “4122045.”

About Global Signal
Global Signal currently owns or manages approximately 4,000 wireless communications towers and other communications sites. Global Signal is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. For more information on Global Signal and to be added to our e-mail distribution list, please visit http://www.gsignal.com.

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, the timing of the release of fourth quarter and year-end 2004 financial results, the need to make non-cash adjustments, when the above mention review will be completed and the results and/or impact of the above mentioned review. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “target(s),” “project(s),” “believe(s),” “seek(s),” “will,” “estimate(s)” and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Global Signal can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Global Signal’s expectations include, but are not limited to, conclusions reached by our independent auditors, the results of our ongoing review, pronouncements by applicable regulatory bodies, actions by other tower companies and other risks detailed from time to time in Global Signal’s SEC reports including its Form S-11 filed December 23, 2004. Such forward-looking statements speak only as of the date of this press release. Global Signal expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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